EXHIBIT 4.1








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                             ALLEGHENY LUDLUM CORPORATION

                                         And

                           ALLEGHENY TELEDYNE INCORPORATED

                                          To

                              THE CHASE MANHATTAN BANK,
                                      as Trustee

                                   ---------------


                                      INDENTURE

                            Dated as of December 15, 1995

                                   ---------------


                             FIRST SUPPLEMENTAL INDENTURE

                             Dated as of August 15, 1996

                                   ---------------


                     Guarantee by Allegheny Teledyne Incorporated



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

                    FIRST SUPPLEMENTAL INDENTURE ("First Supplemental Indenture"), dated as of August 15, 1996, by and among ALLEGHENY LUDLUM CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company"), having its principal executive offices at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222, ALLEGHENY TELEDYNE INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor"), having its principal executive offices at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222, and THE CHASE MANHATTAN BANK, successor by merger to The Chase Manhattan Bank (National Association), a New York State Banking Corporation, as Trustee (herein called the "Trustee").

                               RECITALS OF THE COMPANY

                    The Company and the Trustee entered into an Indenture, dated as of December 15, 1995 (herein called the "Indenture"), pursuant to which the Company's 6.95% Debentures Due December 15, 2025 (herein called the "Securities") have been issued.

                    On the date of this First Supplemental Indenture, a wholly-owned subsidiary of the Guarantor has merged with and into the Company with the Company being the surviving corporation (the "Merger"), whereupon the Company has become a wholly-owned subsidiary of the Guarantor.

                    The Company desires to obtain an exemption from the requirements of filing with the Securities and Exchange Commission an annual report and such periodic information, documents and other reports as are required by Sections 13 and 15(d) of the Securities Exchange Act of 1934 with respect to the Company during and for its current fiscal year and thereafter, and for that purpose the Company and the Guarantor are willing to supplement the provisions of the Indenture by adding thereto the Guarantee set forth in this First Supplemental Indenture pursuant to Article Nine of the Indenture. Such Guarantee is for the benefit, and will not adversely affect the interests, of the Holders of Outstanding Securities.

                    The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Merger complies with Article Eight of the Indenture and that all conditions precedent therein provided for relating to the Merger have been complied with, and that the execution of this First Supplemental Indenture is permitted by the Indenture.

                    NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
          WITNESSETH:

                    For and in consideration of the premises and the covenants contained herein and intending to be legally bound hereby, it is mutually agreed for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                     ARTICLE I-1

                                      Guarantee


                    SECTION I-101. Obligation of Guarantor. The Guarantor hereby irrevocably guarantees to the Holders of the Securities and to the Trustee on behalf of such Holders the due and punctual payment of the principal of and premium, if any, and interest on the Securities, when and as the same shall become due and payable, whether upon acceleration, redemption or stated maturity, in accordance with the terms of the Securities and the Indenture (herein called the "Guarantee"), and in case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, the Guarantor hereby agrees to make any such payment, or cause any such payment to be made, punctually when and as the same shall be due and payable in accordance with the terms of the Securities and the Indenture, and as if such payment were made by the Company. The Guarantor does not hereby guarantee the performance by the Company of any other of the Company's covenants, agreements or obligations under the Securities or the Indenture. The Guarantee shall be deemed to be a third-party beneficiary agreement for the benefit of the Holders of the Securities from time to time.

                    Upon any failure by the Guarantor to make due and punctual payment of the principal, premium, if any, and/or interest with respect to which a failure by the Company to make due and punctual payment in accordance with the terms of the Securities and the Indenture shall have occurred, the Trustee and the Holders of the Securities shall have the same rights, powers and duties, exercisable in accordance with the same terms and conditions and subject to the same limitations, as apply under the Indenture with respect to such failure by the Company.

                    SECTION I-102. Reports, Etc. by Guarantor. The Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                     ARTICLE I-2

                                    Security Forms

                    SECTION I-201. Notation. Securities issued upon any registration of transfer or exchange of Securities shall be imprinted by the Trustee with the following notation:

                    Allegheny Teledyne Incorporated, a Delaware corporation, has guaranteed the due and punctual payment of the principal of and premium, if any, and interest on this Security, and the holder of this Security is entitled to the benefits of such guarantee. Reference is hereby made to the First Supplemental Indenture dated as of August 15, 1996, copies of which are on file with the Trustee, for the precise terms of the guarantee therein made.

                    SECTION I-202. New Securities. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to this First Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities, instead of being imprinted as hereinabove provided.

                                     ARTICLE I-3

                              Representation by Company

                    SECTION I-301. The Company represents that immediately after the effective date of the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing.

                                     ARTICLE I-4

                                  General Provisions

                    SECTION I-401. Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to validity or sufficiency of this First Supplemental Indenture.

                    SECTION I-402. Definitions. Terms used in this First Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

                    SECTION I-403.  Notices, Etc., to Trustee and
          Guarantor. Any Act of Holders or other document provided or permitted by the Indenture or this First Supplemental Indenture to be made upon, given or furnished to, or filed with,

                    (1) the Trustee by the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Institutional Trust Group, including via facsimile transmission to (718) 242-5886, or

                    (2) the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it, Attention: Corporate Secretary, at the address of its principal executive offices specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Guarantor or via facsimile transmission to (412) 394-3010.

                    SECTION I-404. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture only as so modified or excluded, as the case may be.

                    SECTION I-405. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction thereof.

                    SECTION I-406. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Guarantor shall bind or inure to the benefit of its successors and assigns, whether so expressed or not.

                    SECTION I-407. Separability Clause. In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    SECTION I-408. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Security Registrar, any Paying Agent, any Authenticating Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

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
                    SECTION I-409. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

                    SECTION I-410. Indenture Confirmed. The Indenture, except as herein amended, supplemented or modified, is in all respects ratified and confirmed by this First Supplemental Indenture, and the provisions of this First Supplemental Indenture shall be deemed to be a part of the Indenture.

                    SECTION I-411. No Security Interest Created. Nothing in this First Supplemental Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Guarantor or its Subsidiaries is or may be located.

                    SECTION I-412. Limitation on Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this First Supplemental Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Guarantor or any successor Person, either directly or through the Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this First Supplemental Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Guarantor or any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this First Supplemental Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this First Supplemental Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issuance of such Security.

                    SECTION I-413.  Date.  The date of this First
          Supplemental Indenture is intended as and for a date for the convenient identification of this instrument and is not intended

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          to indicate that this instrument was executed or delivered on said date, it being hereby provided and stipulated that this instrument may be executed and delivered either on said date or before or after said date, and is, in fact, executed and delivered on the dates of the respective certificates of acknowledgement hereto attached.

                       [REST OF PAGE INTENTIONALLY LEFT BLANK.]










































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                                         * * *

                    This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

          ATTEST:                           ALLEGHENY LUDLUM CORPORATION




          /s/ Jon D. Walton                 By:/s/ James L. Murdy
          ------------------------------       ----------------------------
          Name:  Jon D. Walton                 Name:  James L. Murdy
          Title: Vice President -General       Title: Senior Vice President
                  Counsel & Secretary                  -Finance & Chief
                                                         Financial Officer
          (Corporate Seal)


          ATTEST:                           ALLEGHENY TELEDYNE INCORPORATED




          /s/ Jon D. Walton                 By:/s/ James L. Murdy
          ------------------------------       ----------------------------
          Name:  Jon D. Walton                 Name:  James L. Murdy
          Title: Vice President -General       Title: Senior Vice President
                  Counsel & Secretary                  -Finance & Chief
                                                         Financial Officer
          (Corporate Seal)


          ATTEST:                            THE CHASE MANHATTAN BANK,
                                             AS TRUSTEE




          /s/ Gemmel Richards                By: /s/ J. D. Heaney
          ------------------------------        ---------------------------
          Name:  Gemmel Richards                Name:  James D. Heaney
          Title: Assistant Secretary            Title: Vice President

          (Corporate Seal)

                                      ACKNOWLEDGMENTS

          COMMONWEALTH OF PENNSYLVANIA    )
                                          )
          COUNTY OF ALLEGHENY             )

                    BEFORE ME, the undersigned authority, on this day personally appeared JAMES L. MURDY, the Senior Vice President-Finance and Chief Financial Officer of ALLEGHENY LUDLUM CORPORATION, known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that he resides at Upper St. Clair, that he is the Senior Vice President-Finance and Chief Financial Officer of said corporation, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

               GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 15th day of August, 1996.



                                             /s/ Mary Beth Luksik
                                             -------------------------------
                                             Notary Public

                                             My commission expires on:
                                             June 8, 1998

          COMMONWEALTH OF PENNSYLVANIA    )
                                          )
          COUNTY OF ALLEGHENY             )

                    BEFORE ME, the undersigned authority, on this day personally appeared JAMES L. MURDY, the Senior Vice President and Chief Financial Officer of ALLEGHENY TELEDYNE INCORPORATED, known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that he resides at Upper St. Clair, that he is the Senior Vice President and Chief Financial Officer of said corporation, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

               GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 15th day of August, 1996.



                                             /s/ Mary Beth Luksik
                                             -------------------------------
                                             Notary Public

                                             My commission expires on:
                                                       June 8, 1998

          THE STATE OF NEW YORK)
                               )
          COUNTY OF NEW YORK   )

                    BEFORE ME, the undersigned authority, on this day personally appeared James D. Heaney, the Vice President of THE CHASE MANHATTAN BANK, known to me to be the person whose name is subscribed to the above and foregoing instrument of writing, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation; and, being by me duly sworn, did depose and say that he resides at 18 Choate Ct., Langhorne, PA 19047, that he is a Vice President of said corporation, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                    GIVEN UNDER MY HAND AND SEAL OF OFFICE this 12th day of August, 1996.


                                             /s/ Della K. Benjamin
                                             -------------------------------
                                             Notary Public in and for


                                             My commission expires on:
                                                  April 30, 1997